Exhibit 8.2

[Letterhead of Goodwin Procter LLP]

December 11, 2014

AeroCare Holdings, Inc.

3325 Bartlett Boulevard

Orlando, FL 32811

Re:	Registration Statement on Form S-4 of MergeWorthRx Corp.

Ladies and Gentlemen:

We have acted as counsel for AeroCare Holdings, Inc., a Delaware corporation (“AeroCare”), in connection with the transactions described in the Registration Statement on Form S-4 of MergeWorthRx Corp. (“MWRX”) (the “Registration Statement”).

In rendering this opinion letter, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and Plan of Merger and Reorganization among, MWRX, Anvil Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MWRX, AeroCare, and FFC AeroCare SR, LLC, a Delaware limited liability company, as stockholders agent dated as of October 15, 2014 (the “Agreement”)[1], and such other documents as we have deemed, necessary or appropriate as a basis for the opinions set forth below. In addition, we have relied upon the accuracy and completeness, as of the date hereof, of certain statements, representations, covenants and agreements made by MWRX, on its behalf and on behalf of Merger Sub, and by AeroCare in representation letters dated December 11, 2014.

Our opinion assumes and is expressly conditioned on, among other things, the accuracy and completeness of the facts, information, representations, covenants and agreements sets forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted that the transactions related to the Merger or contemplated by the Agreement have been, are, or will be consummated in accordance with the Agreement and as described in the Registration Statement and that none of the terms and conditions contained herein have been, are, or will be waived or modified in any respect prior to the Effective Time, except to the extent expressly stated in this opinion letter.

In rendering this opinion letter, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the internal revenue service and such other authorities as we have considered relevant, in each case, in effect on the date hereof. Such laws, Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which any of our opinions are based on any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement or in the Agreement could affect our conclusions herein. Moreover, there can be no assurance that our opinions will be accepted by the Internal Revenue Service, or, if challenged, by a court.

Based solely upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we hereby confirm our opinion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Considerations of the Merger”.

This opinion is being furnished only to AeroCare and holders of AeroCare common stock in connection with the transactions described in the Registration Statement and solely for their benefit in connection therewith and may not

[1] Unless otherwise defined in this letter, all capitalized terms used herein shall have the meaning ascribed to such term in the Agreement.

 be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referenced for any other purpose whatsoever without our express written consent. The opinion we express herein is limited solely to matters governed by the federal income tax laws of the United States. Our opinion is provided solely to AeroCare and holders of AeroCare common stock as a legal opinion and not as a guaranty or warranty and is limited to the specific transactions, documents, and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this opinion letter. Our opinion is expressed as of the date hereof and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, inaccurate or incomplete, in which case our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy or incompletion affects the accuracy of the opinions provided herein.

We hereby consent to (i) the inclusion of this opinion as an exhibit to the Registration Statement, (ii) references to our opinion in the Registration Statement, and (iii) the inclusion of our name under the heading “Legal Matters” in the registration statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Goodwin Procter LLP

Goodwin Procter LLP

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